                                                                       EXHIBIT C


THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                           SOCKET COMMUNICATIONS, INC.

                SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE


$500,000                                                      Newark, California
                                                                January 29, 1997

     SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to the order of Cetronic AB or holder ("HOLDER") in lawful money of the United States at the address of Holder set forth below, the principal amount of Five Hundred Thousand Dollars ($500,000), together with simple interest at the rate of eight percent (8%) per annum (calculated on the basis of actual days elapsed and a year of 365 days). Subject to the following sentence, accrued interest shall be payable in cash only at the time the Company pays any portion of the principal amount of this Note. If this Note is converted pursuant to Section 4 hereof, accrued interest may be converted as set forth therein; any accrued interest that is not so converted shall be payable in cash.

     The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees. THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "SECURITY AGREEMENT") DATED OF EVEN DATE HEREWITH AND EXECUTED BY COMPANY IN FAVOR OF HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

1.   PAYMENTS; PREPAYMENTS.

     (a) All principal, interest and other amounts due hereunder shall be due and payable on the earlier of (i) July 29, 1997 (the "MATURITY DATE") and
(ii) the day on which this Note becomes immediately due and payable pursuant to
Section 10 hereof.

     (b)  This Note may be prepaid, in whole or in part, from time to time ten
(10) business days after Holder receives written notice of such prepayment from the Company; Holder shall then have until the end of such ten (10) business day period to notify the Company in writing that it wishes to convert all or part of the outstanding principal and accrued interest under this Note into Common Stock pursuant to Section 4 below. Prepayments shall be (i) reduced by any amounts that Holder desires to so convert into Common Stock and then (ii) applied first to outstanding interest, and then to principal.

     (c) Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Company for cancellation.

Socket Communications, Inc.
Subordinated Secured Convertible
 Promissory Note
Page 2



2.   SUBORDINATION.

     (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Company incurred pursuant to the Promissory Note and Loan Agreement, each dated as of July 5, 1995, between the Company and CivicBank of Commerce. The Company agrees and the holder of this Note, by acceptance thereof, agrees, expressly for the benefit of the holder of the Senior Indebtedness, that, except as otherwise provided herein, upon (i) an event of default under the Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the holder of such Note shall not be entitled to receive, any amount in respect of the principal and interest of such Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under the Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holder of the Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness after giving effect to any concurrent payment or distribution to the holder of the Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the holder of this Note shall be subrogated to the rights of the holder of the Senior Indebtedness (to the extent of payments or distribution s previously made to the holder of the Senior Indebtedness pursuant to this Section 2(a)) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

     (b) This Section 2 is not intended to impair, as between the Company, its creditors (other than the holder of the Senior Indebtedness) and the holder of this Note, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the holder of this Note and the other creditors of the Company, other than the holder of the Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holder of the Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

     (c) Notwithstanding anything to the contrary herein, the holder of this Note shall have the first priority security interest set forth in the Security Agreement, and the subordination provisions of this Section 2 shall not apply to the Collateral, as defined in the Security Agreement, or any proceeds from the sale or other disposition thereof.

3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

     (a) The Company's failure to pay (i) when due any principal payment on the due date hereunder of (ii) any interest or other payment required under the terms of this Note on the date due, and failure to make such payment within five
(5) business days of Company's receipt of Holder's written notice to Company of such failure to pay;

     (b) Any representation or warranty made by the Company in section 3 of the Security Agreement shall be false, incorrect or misleading in any material respect when made; or

Socket Communications, Inc.
Subordinated Secured Convertible
 Promissory Note
Page 3



     (c) The Company shall fail to perform any covenant set forth in section 4 of the Security Agreement.

4.   CONVERSION.

     (a) In lieu of receiving cash payment for principal amounts and accrued interest due under this Note, Holder shall have the right to convert outstanding principal and accrued interest under this Note into Common Stock of the Company at a conversion price per share equal to $1.00 (the "CONVERSION PRICE") at any time on or prior to the Maturity Date.

     (b) In addition to the conversion right provided in Section 4(a) above, upon an Event of Default, in lieu of receiving cash payment for principal amounts and accrued interest due under this Note, Holder shall have the right to convert outstanding principal and accrued interest under this Note into Common Stock of the Company at a conversion price per share equal to the lower of
(i) the Conversion Price or (ii) 65% of the average closing price of the Company's Common Stock on the OTC Bulletin Board or Nasdaq SmallCap Market, as applicable, for the five (5) business days prior to the date of the Event of Default.

     (c) Holder may exercise its conversion right by providing written notice to the Company of Holder's intention to exercise its conversion right and the amount of principal and accrued interest that it wishes to convert (the "CONVERSION AMOUNT") at least ten (10) days prior to the date on which it wishes to convert (the "CONVERSION DATE") (unless such notice is given pursuant to the terms of Section 1(b) above, in which event notice shall comply with the terms thereof). No fractional shares of Common Stock shall be issued upon conversion of this Note. Promptly after the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of Company. At its expense, Company shall, as soon as practicable thereafter (or as otherwise noted in the provisions above), issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Company). In addition, unless this Note has been fully converted, a new Note representing the principal amount that shall not have been converted into Common Stock shall also be issued to Holder as soon as possible thereafter. Upon conversion of this Note in full, Company shall be forever released from all its obligations and liabilities under this Note including principal, interest and any other amounts due and owing pursuant hereto. Any notice from the Holder of an election to convert by the Company shall be irrevocable.

     (d) If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount and accrued interest under this Note, Company will use its best efforts to take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.   REGISTRATION RIGHT.

     (a) Following the Maturity Date, and within a reasonable amount of time following the conversion by Holder of any outstanding principal and accrued interest under this Note into Common Stock of the Company, the Company will use reasonable efforts to (i) file a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") registering such shares for resale to the public, (ii)

Socket Communications, Inc.
Subordinated Secured Convertible
 Promissory Note
Page 4



have such registration statement declared effective by the Securities and Exchange Commission, (iii) register and qualify the securities covered by such registration statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act), (iv) cause all securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, and (v) file updates to such registration statement as necessary to keep it effective until the date that all remaining such shares may be sold to the public without registration within a period of 90 days; PROVIDED THAT, the Company may suspend such registration for up to two periods of not more than 90 days each in any 12-month period if necessary (x) to enable the Company to update the registration statement or (y) to undertake another sale of securities.

     (b) All Registration Expenses (as hereafter defined) incurred in connection with any registration pursuant to this Section 5 shall be borne by the Company. "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 5, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, the reasonable cost of one special legal counsel to represent Holder in any such registration, and blue sky fees and expenses. "Registration Expense" shall not include (if applicable) any underwriting discounts or selling commissions.

     (c)  INDEMNIFICATION.

          (i) The Company will indemnify the Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 5, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person and stated to be specifically for use therein.

          (ii) The Holder will indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act against all claims,

Socket Communications, Inc.
Subordinated Secured Convertible
 Promissory Note
Page 5



losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder and stated to be specifically for use therein.

6. RIGHT OF PARTICIPATION. Upon the first (and only the first) offering (or series of related offerings in any 90-day period) by the Company subsequent to the date hereof of any shares of, or securities convertible into or exercisable for any shares of, any of its capital stock ("SECURITIES"), the Company shall offer to the Holder and each of its affiliates that holds a Subordinated Convertible Promissory Note issued by the Company (collectively, the "AFFILIATED HOLDERS") the option to purchase up to an aggregate of $2,000,000 worth of the offered Securities not to exceed 50% of the offering (the "AFFILIATED HOLDER MAXIMUM"), in accordance with the following provisions:

     (a) The Company shall deliver a notice to the Holder stating (i) its bona fide intention to offer such Securities, (ii) the number of such Securities to be offered, (iii) the price, if any, for which it proposes to offer such Securities, and (iv) the terms of such offer. The Holder will distribute this notice to the other Affiliated Holders, and the Affiliated Holders will apportion the Affiliated Holder Maximum amongst themselves as they see fit.

     (b) Within fifteen (15) calendar days after receipt of the Notice, the Holder will notify the Company of the portion of the Affiliated Holder Maximum that the Affiliated Holders wish to purchase, along with a detailed list of the apportionment of such Affiliated Holder Maximum amongst the Affiliated Holders.

     (c)  The right of participation in this Section 6 shall not be applicable
(i) to the issuance or sale of shares of capital stock (or options therefor) to employees, officers, directors or consultants for the primary purpose of soliciting or retaining their services, (ii) to the issuance or sale of the Company's securities to leasing entities or financial institutions in connection with commercial leasing or borrowing transactions, or (iii) to conversions of convertible securities.

7. REPRESENTATIONS AND WARRANTIES OF HOLDER. By its acceptance hereof, Holder represents and warrants to Company that:

     (a) Holder has been advised that this Note and the Common Stock of the Company issuable upon conversion of the Note (with the Note and such Common Stock being hereinafter collectively referred to as the "Securities") have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless such Securities are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Holder has not been formed solely for the purpose of making this investment and is acquiring the Securities for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the

Socket Communications, Inc.
Subordinated Secured Convertible
 Promissory Note
Page 6



distribution thereof. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

     (b) Holder acknowledges that Company has given Holder access to all documents and other information required for Holder to make an informed decision with respect to the acceptance of the Securities. In this regard, Holder acknowledges that it has received and reviewed, among other things, the following documents filed by the Company with the Securities and Exchange
Commission: (i) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 and (ii) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

     (c) At the time of both the offer and execution of the Note, the Holder was neither a United States citizen nor a person in the United States.

     (d) During the term of the Note, the Holder does not intend to sell any of the Company Common Stock issuable upon conversion of the Notes to any United States citizen or person in the United States.

8. ATTORNEYS' FEES. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by Holder.

9. NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company or Holder hereunder shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service (if sent to an address in the same country as the sender) or on the third business day following the deposit with such service (if sent to an address in a different country from the sender); (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

              HOLDER:        Cetronic AB
                             Box 153, S-864
                             22 Matfors
                             SWEDEN
                             Attention:  President
                             011-46-6067-1300 (telephone)
                             011-46-6067-1309 (telecopy)

              COMPANY:       Socket Communications, Inc.
                             37400 Central Court
                             Newark, CA  94560
                             Attention:  Chief Financial Officer

Socket Communications, Inc.
Subordinated Secured Convertible
 Promissory Note
Page 7



                             (415) 744-2700 (telephone)
                             (415) 744-2727 (telecopy)

10. ACCELERATION. This Note shall become immediately due and payable (a) upon an Event of Default, (b) if the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws, or (c) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement.

11. WAIVERS. Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

12.  PAYMENT.  Payment shall be made in lawful tender of the United States.

13. USURY. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state or country.

15.  SUCCESSORS AND ASSIGNS.

     (a) The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     (b) Holder shall not transfer this Note without the prior written consent of Company, except that Holder may transfer the Note without such prior written consent to a collection agency following an Event of Default.

Socket Communications, Inc.
Subordinated Secured Convertible
 Promissory Note
Page 8



     (c) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of the Holder except in connection with an assignment in whole to a successor corporation to Company, provided that such successor corporation acquires all or substantially all of Company's property and assets and Holder's rights hereunder are not impaired.

                                   SOCKET COMMUNICATIONS, INC.


                                   Signature:  /s/ David W. Dunlap
                                              --------------------------------

                                   Name:  David W. Dunlap
                                          ------------------------------------

                                   Title: Vice President & CFO
                                          ------------------------------------

                                                                       EXHIBIT C

                               FIRST AMENDMENT TO
                SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE



     THIS FIRST AMENDMENT TO SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE (this "Amendment"), dated as of July 29, 1997, is entered into by and between SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and CETRONIC AKTIEBOLAG [PUBL] ("Holder").

     WHEREAS, the Company issued to Holder a Subordinated Secured Convertible Promissory Note dated January 29, 1997 in the principal amount of $500,000 (the "Note"); and

     WHEREAS, pursuant to Section 5.11 of that certain Combination Agreement dated as of June 12, 1997 by and between the Company and Holder, Holder has agreed to amend the Note to extend its maturity date to December 12, 1997.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and Holder hereto agree as follows:

     SECTION 1. AMENDMENT TO NOTE. Section 1 of the Note is hereby amended to read in its entirety as follows:

          "(a) Subject to the provisions of Section 1(c) hereof, all principal, interest and other amounts due hereunder shall be due and payable on the earlier of (i) December 12, 1997 (the "Maturity Date") and
     (ii) the day on which this Note becomes immediately due and payable pursuant to Section 10 hereof.

          (b) This Note may be prepaid, in whole or in part, from time to time ten (10) business days after Holder receives written notice of such prepayment from the Company; Holder shall then have until the end of such ten (10) business day period to notify the Company in writing that it wishes to convert all or part of the outstanding principal and accrued interest under this Note into Common Stock pursuant to Section 4 below. Prepayments shall be (i) reduced by any amounts that Holder desires to so convert into Common Stock and then (ii) applied first to outstanding interest, and then to principal.

          (c) In the event that the Combination Agreement is terminated other than pursuant to Section 7.01(d) or (j), the Maturity Date of this Note shall be extended so that it is that business day which is ninety (90) days after the date of such termination.

          (d) Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Company for cancellation."

     SECTION 2. NO OTHER MODIFICATION. With the exception of the changes to the Note made herein, this Amendment in no way modifies the terms of the Note.

First Amendment to Subordinated
Convertible Promissory Note
Page 2



     SECTION 3.  MISCELLANEOUS.

          (a) COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          (b) GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California as applied to agreements made and performed in California by residents of the State of California without regard to the conflicts of law provisions of the State of California or of any other state or country.

          (c) SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be executed as of the date and year first above written.



                                        SOCKET COMMUNICATIONS, INC.


                                        By:
                                             ----------------------------------
                                              Charlie Bass,
                                              Acting President and
                                              Chief Executive Officer



                                        CETRONIC AKTIEBOLAG [PUBL]


                                        Signature:
                                                   ----------------------------

                                        Name:
                                               --------------------------------

                                        Title:
                                               --------------------------------

                                                                       EXHIBIT C

                               SECOND AMENDMENT TO
                SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE



     THIS SECOND AMENDMENT TO SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE (this "AMENDMENT"), dated as of September 15, 1997, is entered into by and between SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), and CETRONIC AKTIEBOLAG [PUBL] ("HOLDER").

     WHEREAS, the Company issued to Holder a Subordinated Secured Convertible Promissory Note dated January 29, 1997 in the principal amount of $500,000;

     WHEREAS, the Company and Holder wish to amend the Note to subordinate the indebtedness of the Company to Holder under the Note to the indebtedness of the Company to World Trade Finance, Inc. ("WORLD TRADE") under financial accommodations World Trade proposes to provide to the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and Holder hereto agree as follows:

     SECTION 1. AMENDMENT TO NOTE. Sections 2(a) and 2(b) of the Note are hereby amended to read in their entirety as follows:

          "(a) "Senior Indebtedness" means (A) the principal of and premium, if any, and interest on indebtedness of the Company incurred pursuant to the Promissory Note and Loan Agreement, each dated as of July 5, 1995, between the Company and CivicBank of Commerce; and (B) all present and future indebtedness, obligations, liabilities, claims, rights and demands of any kind which may be now or hereafter owing from the Company to World Trade in connection with that certain Note in the amount of $500,000 (or such lesser amount as the Company and World Trade may finally agree) issued by the Company in favor of World Trade and a related Commercial Security Agreement and Commercial Pledge Agreement between the Company and World Trade, including, without limitation, all principal, all interest, all costs and attorneys' fees, all sums paid for the purpose of protecting World Trade's rights in security (such as paying for insurance on collateral if the owner fails to do so), and all other obligations of the Company to World Trade, secured or unsecured, of any nature whatsoever. The Company agrees and the holder of this Note, by acceptance thereof, agrees, expressly for the benefit of the holder of the Senior Indebtedness, that, except as otherwise provided herein, upon (i) an event of default under the Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the holder of such Note shall not be entitled to receive, any amount in respect of the principal and interest of such Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under the Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of the Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of the Senior Indebtedness pursuant to this Section 2(a)) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

Second Amendment to Subordinated
Convertible Promissory Note
Page2



          (b) This Section 2 is not intended to impair, as between the Company, its creditors (other than the holders of the Senior Indebtedness) and the holder of this Note, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the holder of this Note and the other creditors of the Company, other than the holders of the Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of the Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy."

     SECTION 2. NO OTHER MODIFICATION. With the exception of the changes to the Note made herein, this Amendment in no way modifies the terms of the Note.

     SECTION 3.  MISCELLANEOUS.

          (a) COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          (b) GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California as applied to agreements made and performed in California by residents of the State of California without regard to the conflicts of law provisions of the State of California or of any other state or country.

          (c) SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Second Amendment to Subordinated
Convertible Promissory Note
Page 3



     IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be executed as of the date and year first above written.



                                        SOCKET COMMUNICATIONS, INC.


                                        By:
                                             ----------------------------------
                                              Charlie Bass,
                                              Acting President and
                                              Chief Executive Officer



                                        CETRONIC AKTIEBOLAG [PUBL]


                                        Signature:
                                                   ----------------------------

                                        Name:
                                               --------------------------------

                                        Title:
                                               --------------------------------